871 Coronado Center Drive
Suite 110
Henderson, Nevada 89052

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report dated May 13, 2020, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, on the financial statements of Innovative Payment Solutions, Inc. which appears in this Registration Statement on Form S-1.

RBSM LLP

Henderson, NV

July 16, 2020